UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 27, 2016

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 27, 2016, Magellan Health, Inc. (the “Company”) entered into a Credit Agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd., Suntrust Bank, Wells Fargo Bank, N.A., U.S. Bank, N.A., JPMorgan Chase Bank, N.A., and Credit Suisse AG that provides for a $200.0 million term loan to Magellan Pharmacy Services, Inc., a wholly-owned subsidiary of the Company, as the borrower (the “2016 Credit Facility”).

The 2016 Credit Facility is guaranteed by substantially all of the non-regulated subsidiaries of the Company and will mature on December 29, 2017. The proceeds of the 2016 Credit Facility will be used for working capital and general corporate purposes, including the funding of previously disclosed acquisitions.

Under the 2016 Credit Facility, the annual interest rate on the term loan borrowing is equal to (i) in the case of base rate loans, the sum of an initial borrowing margin of 0.375 percent plus the higher of the prime rate, one-half of one percent in excess of the overnight “federal funds” rate, or the Eurodollar rate for one month plus 1.00 percent, or (ii) in the case of Eurodollar rate loans, the sum of an initial borrowing margin of 1.375 percent plus the Eurodollar rate for the selected interest period. The borrowing margin is subject to adjustment based on the leverage ratio of the Company and the corporate credit rating from S&P.  The Company, through Magellan Pharmacy Services, Inc., has the option to borrow in base rate loans or Eurodollar rate loans at its discretion.

The 2016 Credit Facility contains certain affirmative and negative covenants and certain events of default customary for facilities of this type and substantially identical to those applicable to the $500.0 million Credit Agreement dated July 23, 2014 which the Company, through Magellan Pharmacy Services, Inc. (as successor to Magellan Rx Management, Inc.), as borrower, entered into with various lenders (the “2014 Credit Facility”).  A copy of the 2014 Credit Facility was attached as an exhibit to the Company’s 10-Q Quarterly Report for the period ending June 30, 2014, which was filed with the SEC on July 25, 2014.  The 2014 Credit Facility remains in effect and the 2016 Credit Facility does not affect the ability of the Company to increase the total loan commitments under the 2014 Credit Facility in accordance with its provisions and conditions.

The foregoing does not constitute a complete summary of the terms of the 2016 Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: June 27, 2016	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer